UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2012

Service Corporation International

(Exact name of registrant as specified in its charter)

Texas	1-6402-1	74-1488375

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1929 Allen Parkway Houston, Texas	77019

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 522-5141

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 7.01 Regulation FD Disclosure.

On November 5, 2012, Service Corporation International, a Texas corporation (“SCI”), issued a press release announcing that, subject to market and other conditions, SCI intends to offer senior notes in an underwritten public offering under a shelf registration statement (the “Offering”). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. SCI will use the net proceeds from this offering, along with a borrowing of approximately $9.6 million under its second amended and restated credit facility, to redeem all of its outstanding 7 3/8% Senior Notes due 2014.

The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Information set forth in this release contains forward-looking statements, which involve a number of risks and uncertainties. SCI cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information.

Factors that could cause actual results to differ from those set forth in the forward-looking statements are contained in SCI's filings with the SEC, which are available at SCI's website www.sci-corp.com or at the SEC's web site www.sec.gov. SCI disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2012	SERVICE CORPORATION INTERNATIONAL
	By:	/s/ Gregory T. Sangalis
		Name:	Gregory T. Sangalis
		Title:	Senior Vice President, General Counsel and Secretary